EXHIBIT 99.1


       Stock Dividend Plus Strategic Review Signals Change for
                       National Beverage Corp.


    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--May 25, 2007--National Beverage Corp. (AMEX:FIZ) announced that its Board of Directors today declared a stock dividend of 20%, or an additional issue of one new share for five shares presently held. This dividend shall be payable on June 22, 2007 to shareholders of record at the close of business on June 4, 2007.

    "Additionally, the Board has requested that a Committee of the Board retain Houlihan Lokey Howard & Zukin to analyze the possible options for the listing of the Company's common stock presently listed on the American Stock Exchange," stated Nick A. Caporella, Chairman and Chief Executive Officer.

    "The Committee and Houlihan Lokey will also focus attention on the Company's balance sheet and organic growth requirements regarding its current surplus cash," continued Caporella.

    "The stock dividend and possible changes concerning overall stock trading activities are designed to enhance shareholder value and promote additional investor interest in our Company," concluded
Caporella.

    National Beverage is a UNIQUE BEVERAGE COMPANY that innovates and produces energy drinks, powders, soft drinks, bottled waters, juices and juice products, and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R), LaCroix(R), Rip It(R), Rip It Chic(TM) and FREEK(TM).

    Fun, Flavor and Vitality . . . the National Beverage Way

    Note: This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings and the Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, Office of the Chairman, 954-581-0922